Exhibit 10.1(c)
AMENDMENT NO. 1
 TO THE
CENTURYTEL RETIREMENT PLAN

WHEREAS, the CenturyTel Retirement Plan (“Plan”) was amended and restated effective December 31, 2006; and

WHEREAS, its Executive Vice-President and Chief Financial Officer, R. Stewart Ewing, was authorized by the Board to execute the amended and restated plan, including the incorporation of provisions to effectuate the merger of the CenturyTel, Inc. Plan for Salaried Employees' Pensions ("Salaried Plan"), the CenturyTel, Inc. Plan for Hourly-Paid Employees' Pensions ("Hourly Plan") and the CenturyTel, Inc. Pension Plan for Bargaining Unit Employees ("Ohio Plan") into the Plan; and

WHEREAS, the December 31, 2006 restated Plan document may result in a death benefit being provided to beneficiaries of certain participants in the Salaried, Hourly and Ohio Plans that was not provided under such plans prior to the merger and that was not intended; and

WHEREAS, the Plan must be amended in order to reflect the intended benefit.

NOW, THEREFORE, effective as of the date shown below, the Plan is amended as follows:

I.

Section 5.8 of the Plan is amended to add the following at the end of such Section:

Notwithstanding the previous sentence, effective April 2, 2007, no death benefit shall be payable under this Section 5.8 if the aforementioned Participant or terminated vested Participant’s most recent benefit accruals under the Plan prior to death were pursuant to Schedule 6.1(f)-2 (the Salaried Plan portion of the Plan), Schedule 6.1(f)-3 (the Hourly Plan portion of the Plan) or Schedule 6.1(f)-4 (the Ohio Plan portion of the Plan)), as opposed to Section 6.1(a) or (b) of the Plan.

II.

Section 6.9 of the Plan is amended to read in its entirety as follows:

6.9         Death Benefit.  The one-time benefit amount payable to a Participant’s Beneficiary or a terminated vested Participant’s Beneficiary who qualifies for a death benefit under Section 5.8 shall be $500.

IN WITNESS WHEREOF, CenturyTel has executed this amendment on this 2nd day of April, 2007.

CENTURYTEL, INC.

BY: /s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice-President and
Chief Financial Officer